UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2003

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3112 Scott Boulevard

Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 919-4111

Not Applicable
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On August 11, 2003, pursuant to an Agreement and Plan of Reorganization dated as of May 4, 2003 (the “Merger Agreement”) among Zoran Corporation, a Delaware corporation (“Zoran”), Zinc Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran (“Merger Sub”), and Oak Technology, Inc., a Delaware corporation (“Oak”), Oak was merged with and into Merger Sub (the “Merger”).  Pursuant to the terms of the Merger Agreement, each outstanding share of Oak common stock was converted into the right to receive 0.2323 of a share of Zoran common stock and $1.78 in cash, for total merger consideration of approximately 13,180,074 shares of Zoran common stock and approximately $101 million in cash.  Also under the terms of the Merger Agreement, each outstanding option to acquire Oak common stock eligible for assumption was assumed by Zoran (an “Assumed Option”) and became exercisable for a number of shares of Zoran common stock determined by multiplying 0.3333 by the number of shares of Oak common stock underlying such option at an exercise price per Zoran share determined by dividing the aggregate exercise price of the Oak option by the number of full shares of Zoran common stock deemed purchasable pursuant to such assumed Oak option.  In addition, each outstanding option to acquire Oak common stock ineligible for assumption under the terms of the Merger Agreement which was held by an individual expected to remain an employee of Zoran following the Merger was replaced by an option ( a “Replacement Option”) granted on August 11, 2003 to purchase a number of shares of Zoran common stock determined by multiplying the number of shares of Oak common stock underlying the replaced option by a valuation ratio determined in accordance with the Merger Agreement and by further multiplying the resulting product by 0.3333.  The exercise price per Zoran share subject to each Replacement Option is $23.91, an amount equal to the closing sale price per share of Zoran common stock as reported on the Nasdaq National Market on August 11, 2003.

The Company prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 which became effective on July 3, 2003, with respect to shares of Zoran common stock issued in the Merger.  In addition, Zoran intends to register with the Commission on Form S-8 the shares of Zoran common stock issuable upon exercise of the Assumed Options and the Replacement Options.

A copy of the press release announcing the effectiveness of the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release announcing updated guidance to include Zoran’s acquisition of Oak Technology, Inc. is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

                (a)           The financial statements of Oak Technology, Inc. required pursuant to Rule 3-05 of Regulation S-X were previously reported in Zoran’s Registration Statement on Form S-4 (No. 333-105993), which became effective on July 3, 2003 (the “Registration Statement”), and pursuant to General Instruction B.3. of Form 8-K are not additionally reported herein.

                (b)           The pro forma financial information of Oak Technology, Inc. required pursuant to Article 11 of Regulations S-X was previously reported in the Registration Statement, and pursuant to General Instruction B.3. of Form 8-K are not additionally reported herein.

                (c)           Exhibits:

Exhibit No.	Description

2.1*

Agreement and Plan of Reorganization dated as of May 4, 2003 among Zoran Corporation, a Delaware corporation (“Zoran”), Zinc Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran and Oak Technology, Inc., a Delaware corporation, as amended by First Amendment and Second Amendment appended thereto.

2.2	Third Amendment to Agreement and Plan of Reorganization.

99.1	Press Release of Zoran Corporation issued on August 11, 2003 announcing the effectiveness of the merger.

99.2	Press Release of Zoran Corporation issued on August 11, 2003 announcing updated guidance to include Zoran’s acquisition of Oak Technology, Inc.

* Incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 (No. 333-105993) filed with the Securities and Exchange Commission, which became effective on July 3, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORAN CORPORATION

Date: August 13, 2003	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Reorganization dated as of May 4, 2003 among Zoran Corporation, a Delaware corporation (“Zoran”), Zinc Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran and Oak Technology, Inc., a Delaware corporation, as amended by First Amendment and Second Amendment appended thereto.

2.2	Third Amendment to Agreement and Plan of Reorganization.

99.1	Press Release of Zoran Corporation issued on August 11, 2003 announcing the effectiveness of the merger.

99.2	Press Release of Zoran Corporation issued on August 11, 2003 announcing updated guidance to include Zoran’s acquisition of Oak Technology, Inc.

* Incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 (No. 333-105993) filed with the Securities and Exchange Commission, which became effective on July 3, 2003.